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                                                                   Exhibit 4.1









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                                 PHH CORPORATION

                                     Issuer

                                       to

                          BANK ONE TRUST COMPANY, N.A.

                                     Trustee

                                   ----------

                          Supplemental Indenture No. 3

                            Dated as of May 30, 2002

                                    ---------

                             SENIOR DEBT SECURITIES








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                         SUPPLEMENTAL INDENTURE NO. 3

      SUPPLEMENTAL INDENTURE NO. 3, dated as of May 30, 2002, between PHH Corporation, a corporation duly organized and existing under the laws of the State of Maryland (the "COMPANY"), and Bank One Trust Company, N.A., a national banking association duly organized and existing under the laws of the United States of America (the "TRUSTEE"), as trustee under the Senior Debt Securities Indenture hereinafter mentioned.

                                   WITNESSETH:

      WHEREAS, the Company duly authorized the execution and delivery of a Senior Debt Securities Indenture, dated as of November 6, 2000 (the "SENIOR INDENTURE"), providing for the issuance from time to time of Securities of the Company, unlimited as to principal amount, to bear such rates of interest, to mature at such time or times, to be issued in one or more series; and

      WHEREAS, Section 901 of the Senior Indenture permits the Company and the Trustee to enter into one or more indentures supplemental to the Senior Indenture to, among other things, add any additional covenants of the Company for the holders of a particular series of Securities and to change or eliminate any provision of the Senior Indenture so long as such change or elimination shall not become effective with respect to any particular series entitled to the benefit of such provision until such time as no Securities of such series are outstanding;

      WHEREAS, the Company desires to supplement or amend the Senior Indenture only with respect to the Securities issued on and after the date hereof;

      WHEREAS, the supplements or amendments to the Senior Indenture set forth herein shall have no effect upon any series of Securities Outstanding on the date hereof; and

      WHEREAS, all conditions necessary to authorize the execution and delivery of this Supplemental Indenture No. 3 and to make this Supplemental Indenture No. 3 valid and binding have been complied with or have been done or performed.

      NOW, THEREFORE, in consideration of the premises set forth above, the Company hereby requests that the Trustee join with it in this Supplemental Indenture No. 3 to add to the covenants of the Company in the Senior Indenture as follows:

                                  ARTICLE One

                                   DEFINITIONS

      Section 1.01 For all purposes of the Senior Indenture and this Supplemental Indenture No. 3, except as otherwise expressly provided or unless the context otherwise requires:

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      a.    unless indicated otherwise, "herein," "hereof" and other words of similar import refer to this Supplemental Indenture No. 3 as a whole and not to any particular Article, Section or other subdivision; and

      b. all capitalized terms used in this Supplemental Indenture No. 3 but not defined herein shall have the meanings assigned such terms in the Senior Indenture.

                                  ARTICLE Two

                   REDEMPTION OF SECURITIES; SURVIVOR'S OPTION

      Section 2.01 SURVIVOR'S OPTION. If so specified in any Security, the representative of a beneficial owner of such Security shall have the option to elect repayment or repurchase of such Security following the death of the beneficial owner of such Security (a "Survivor's Option"). Unless otherwise specified in the Security, no Survivor's Option may be exercised if the deceased beneficial owner of the Security or his or her Representative (as defined below) held such Security for less than six months prior to the request for repayment or repurchase.

      Pursuant to exercise of the Survivor's Option, the Company shall repay or repurchase any Security (or portion thereof) properly tendered for repayment or repurchase by or on behalf of the person (the "Representative") that has authority to act on behalf of the deceased beneficial owner of a Security under the laws of the appropriate jurisdiction (including, without limitation, the personal representative, executor, surviving joint tenant or surviving tenant by the entirety of such deceased beneficial owner) at a price equal to 100% of the principal amount of the beneficial interest of the deceased owner in such Security plus accrued interest to the date of such repayment or repurchase (or such portion of the principal amount as may be specified in the terms of any Original Issue Discount Securities on the date of such repayment or repurchase), subject to the following limitations:

      a. The Company may, in its sole discretion, limit the aggregate principal amount of Securities as to which exercises of the Survivor's Option shall be accepted in any calendar year (the "Annual Put Limitation") to 2% of the Outstanding principal amount of the Securities as of the end of the most recent calendar year, but not less than $1,000,000 in any such calendar year, or such greater amount as the Company in its sole discretion may determine for any calendar year, and may limit to $250,000, or such greater amount as the Company in its sole discretion may determine for any calendar year, the aggregate principal amount of Securities (or portions thereof) as to which exercise of the Survivor's Option will be accepted in such calendar year with respect to any individual deceased owner or beneficial interests in such Securities (the "Individual Put Limitation").


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      b.    The Company shall not make principal repayments pursuant to exercise of the Survivor's Option in amounts that are less than $1,000, and, in the event that the limitations described in the preceding sentence would result in the partial repayment of any Security, the principal amount of such Security remaining outstanding after repayment must be at least $1,000 (the minimum authorized denomination of the Securities).

      c. Any Security (or portion thereof) tendered pursuant to a valid exercise of the Survivor's Option may not be withdrawn.

      Each Security (or portion thereof) that is tendered pursuant to valid exercise of the Survivor's Option shall be accepted promptly in the order all such Securities are tendered, except for any Security (or portion thereof) the acceptance of which would contravene (i) the Annual Put Limitation, if applied, or (ii) the Individual Put Limitation, if applied, with respect to the relevant individual deceased owner of beneficial interests therein. If, as of the end of any calendar year, the aggregate principal amount of Securities (or portions thereof) that have been accepted pursuant to exercise of the Survivor's Option during such year has exceeded either the Annual Put Limitation, if applied, or the Individual Put Limitation, if applied, for such year, any exercise(s) of the Survivor's Option with respect to Securities (or portions thereof) not accepted during such calendar year because such acceptance would have contravened either such limitation, if applied, shall be deemed to be tendered in the following calendar year in the order all such Securities (or portions thereof) were tendered. Normally, any Security (or portion thereof) accepted for repayment or repurchase pursuant to exercise of the Survivor's Option shall be repaid or repurchased on the first Interest Payment Date that occurs 20 or more calendar days after the date of such acceptance. In the event that a Security (or any portion thereof) tendered for repayment or repurchase pursuant to valid exercise of the Survivor's Option is not accepted, the Trustee shall deliver a notice by first-class mail to the registered holder thereof at its last known address as indicated in the Security Register, that states the reason such Security (or portion thereof) has not been accepted for payment.

      In order for a Survivor's Option to be validly exercised with respect to any Security (or portion thereof), the Trustee must receive from the Representative of the deceased owner (i) a written request for repayment or repurchase signed by the Representative, and such signature must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, (ii) tender of a Security (or portion thereof) to be repaid, (iii) appropriate evidence satisfactory to the Trustee that (A) the deceased was the owner of a beneficial interest in such Security at the time of death and such beneficial interest in was acquired by the deceased beneficial owner at least six months prior to such request for repayment or repurchase, (B) the death of such beneficial owner has occurred, (C) the date of death of such beneficial owner and (D) the Representative has authority to act on behalf of the deceased beneficial owner,
(iv) if applicable, a properly executed assignment or endorsement, (v) if the beneficial interest in such Security is held by a nominee of the deceased beneficial owner, a certificate satisfactory to the Trustee from such nominee attesting to the deceased's ownership of a beneficial interest in such Security,
(vi) tax waivers and such other instruments or documents that the Trustee reasonably requires in order

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to establish the validity of beneficial ownership of the Securities and the
Claimants entitled to payment, and (vii) any additional information the Trustee requires to evidence satisfaction of any conditions to the exercise of the Survivor's Option or to document beneficial ownership or authority to make the election and to cause the repayment or repurchase of the Securities. Subject to the Company's right hereunder to limit the aggregate principal amount of Securities as to which exercises of the Survivor's Option shall be accepted in any one calendar year, all questions as to the eligibility or validity of any exercise of the Survivor's Option will be determined by the Trustee, in its sole discretion, which determination shall be final and binding on all parties.

      The death of a person owning a Security in joint tenancy or tenancy by the entirety with another or others shall be deemed the death of the holder of the Security, and the entire principal amount of the Security so held shall be subject to repayment or repurchase, together with interest accrued thereon to the repayment or repurchase date. The death of a person owning a Security by tenancy in common shall be deemed the death of a holder of a Security only with respect to the deceased holder's interest in the Security so held by tenancy in common; except that in the event a Security is held by husband and wife as tenants in common, the death of either shall be deemed the death of the holder of the Security, and the entire principal amount of the Security so held shall be subject to repayment or repurchase. The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial interests of ownership of a Security, shall be deemed the death of the holder thereof for purposes of this provision, regardless of the registered holder, if such beneficial interest can be established to the satisfaction of the Trustee. Such beneficial interest shall be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Transfers to Minors Act or Uniform Gifts to Minors Act, community property or other joint ownership arrangements between a husband and wife and trust arrangements where one person has substantially all of the beneficial ownership interest in the Security during his or her lifetime.

      For Securities represented by a Global Security, the Depository or its nominee shall be the holder of such Security and therefore shall be the only entity that can exercise the Survivor's Option for such Security. To obtain repayment or repurchase pursuant to exercise of the Survivor's Option with respect to such Security, the Representative must provide to the broker or other entity through which the beneficial interest in such Security is held by the deceased owner (i) the documents described in clauses (i), (iii), (iv), (v) and
(vi) of the second preceding paragraph and (ii) instructions to such broker or other entity to notify the Depository of such Representative's desire to obtain repayment or repurchase pursuant to exercise of the Survivor's Option. Such broker or other entity shall provide to the Trustee (i) the documents received from the Representative referred to in clause (i) of the preceding sentence and
(ii) a certificate satisfactory to the Trustee from such broker or other entity stating that it represents the deceased beneficial owner. Such broker or other entity shall be responsible for disbursing any payments it receives pursuant to exercise of the Survivor's Option to the appropriate Representative.


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                                 ARTICLE Three

                             SUPPLEMENTAL INDENTURES
                             WITH CONSENT OF HOLDERS

      Section 3.01 CONSENT OF HOLDERS. Notwithstanding any provision to the contrary contained in the Senior Indenture, for the purposes of Section 902 of the Senior Indenture only, all Securities issued after the date of this Supplemental Indenture No. 3 shall be deemed to constitute Securities of a single series, unless the supplemental indenture or Officers' Certificate pursuant to which any Securities are issued provides otherwise with respect to such Securities.

                                  ARTICLE Four

                                    COVENANTS

      Section 4.01 WAIVER OF CERTAIN COVENANTS. Notwithstanding any provision to the contrary contained in the Senior Indenture, for the purposes of Section 1006 of the Senior Indenture only, all Securities issued after the date of this Supplemental Indenture No. 3 shall be deemed to constitute Securities of a single series, unless the supplemental indenture or Officers' Certificate pursuant to which any Securities are issued provides otherwise with respect to such Securities.

                                  ARTICLE Five

                                  MISCELLANEOUS

      Section 5.01 Except as otherwise provided herein, all of the terms and conditions of the Senior Indenture shall remain in full force and effect.

      Section 5.02 The Trustee assumes no responsibility for the correctness of the recitals herein contained, which shall be taken as the statements of the Company. The Trustee makes no representation and shall have no responsibility as to the validity of this Supplemental Indenture No. 3.

      Section 5.03 In case of any provision in this Supplemental Indenture No. 3 shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Supplemental Indenture No. 3 or the Senior Indenture shall not in any way be affected or impaired thereby.

      Section 5.04 This Supplemental Indenture No. 3 shall be governed by and construed in accordance with the laws of the State of New York. This Supplemental Indenture No. 3 is


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subject to the provisions of the Trust Indenture Act of 1939, as amended, and shall, to the extent applicable, be governed by such provisions.

      Section 5.05 This Supplemental Indenture No. 3 may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.



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      IN WITNESS WHEREOF, the Company and the Trustee have caused this
Supplemental Indenture No. 3 to be duly executed by their respective officers thereunto duly authorized all as of the day and the year first above written.



PHH CORPORATION

By:  /s/ Eric J. Bock
     -------------------------------------------
     Name: Eric J. Bock
     Title: Executive Vice President - Law
     & Corporate Secretary



BANK ONE TRUST COMPANY, N.A.,
    as Trustee

By:  /s/ Sandra Whalen
     -------------------------------------------
     Name: Sandra Whalen
     Title:  Vice President